SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2011

Emclaire Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34527	25-1606091
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Number)

612 Main Street, Emlenton Pennsylvania 16373
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 867-2311

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2011, Emclaire Financial Corp. (the “Corporation” or the “Registrant”) and The Farmers National Bank of Emlenton (the “Bank”) entered into an Amended and Restated Employment Agreement with William C. Marsh to serve as Chairman, President and Chief Executive Officer of the Corporation and the Bank (the “Amended Agreement”).  The Amended Agreement amends and restates the prior employment agreement among the Corporation, the Bank and Mr. Marsh, dated July 1, 2007, primarily to reflect Mr. Marsh’s current positions and salary as well as to revise the following provisions: Section 2 of the agreement captioned “Term of Agreement” was revised to provide that the Amended Agreement is effective January 1, 2012 and for a term of three years; Section 4 of the agreement captioned “Expenses” was revised to comply with Section 409A of the Internal Revenue Code (the “Code”) regarding deferred compensation; Section 5(d) of the agreement captioned “Termination” was revised to comply with recent changes to the Code regarding non-discrimination rules for insured health plans; and the Section 1(j) definition of Retirement was revised to clarify that Retirement to includes involuntary termination of executive’s employment  for other than cause after age 65.

The Amended Agreement provides for a three-year term commencing on January 1, 2012.  Pursuant to its terms, however, subject to satisfactory performance reviews, the agreement shall extend on each January 1, commencing on January 1, 2013, for an additional year so that the remaining term will be three years, unless either the Boards of Directors of the Corporation or the Bank or the executive provides contrary written notice to the other not less than 30 days in advance of such date.  The agreement provides that if the executive’s employment is terminated by the Corporation or the Bank for other than cause, disability, retirement or the executive’s death or the executive terminates employment for good reason (as defined in the agreement) after a change in control of the Corporation, the executive will be entitled to the payment of a cash severance amount equal to three times the executive’s average annual compensation and the maintenance of insurance and other benefits.  The total amount of payments under the Amended Agreement shall be reduced by the minimum amount necessary to result in no portion of the payments being “parachute payments” and non-deductible to the Company pursuant to Section 280G of the Internal Revenue Code.

For additional information, reference is made to the form of the Amended Agreement included as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Number	Description
10.1	Amended and Restated Employment Agreement among Emclaire Financial Corp., The Farmers National Bank of Emlenton and William C. Marsh, dated as of November 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP.

	By:	/s/ William C. Marsh
William C. Marsh, President and Chief Executive Officer

Dated: February 28, 2012